UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Act of 1934

Date of Report (Date of earliest event reported) May 22, 2014

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, Alaska	99518
(Address of Principal’s Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Chugach Electric Association’s annual membership meeting was held on May 22, 2014. Three board members were re-elected. Total number of members of record was 68,583. Out of 8,537 ballots cast, current board members Janet Reiser received 6,740 votes, Jim Henderson received 5,470 votes, and Harry Crawford received 5,148 votes. The two candidates receiving the most votes, Janet Reiser and Jim Henderson were elected to four year terms, which will expire in May of 2018. Harry Crawford was elected to a three year term, which will expire in May of 2017. Directors Janet Reiser, Susan Reeves, Sisi Cooper and Jim Henderson were elected by the sitting board as Chair, Vice Chair, Treasurer and Secretary, respectively.

There were two proposed bylaw amendments before the membership. One proposal authorized advancing the Board of Director candidate filing deadlines by ten (10) days. The other proposal authorized publishing any changes to the compensation received by the Board of Directors in the annual meeting election pamphlet. Both proposals passed.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description

3.2	Bylaws, as amended May 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 27, 2014	CHUGACH ELECTRIC ASSOCIATION, INC.

	By:	/s/ Bradley W. Evans
Bradley W. Evans
Chief Executive Officer